UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 18, 2019, the Board of Directors (the “Board”) of Pegasystems Inc. (the “Corporation”) appointed Christopher Lafond as a new member of the Board effective April 22, 2019. Mr. Lafond’s term will expire at the next annual meeting of the Corporation’s stockholders, at which time Mr. Lafond will stand for election. Mr. Lafond’s appointment expands the size of the Board from eight to nine members.

Mr. Lafond, 53, currently serves as the Chief Financial Officer and member of the board of Insurity, Inc., a role he has held since May 2017. From June 2015 to June 2017, Mr. Lafond served as the Executive Vice President and Chief Financial Officer of Intralinks Holdings, Inc. From October 1995 to June 2014, Mr. Lafond held a variety of roles at Gartner, Inc., including as Executive Vice President and Chief Financial Officer from 2003 to 2014. Previously at Gartner, he served as Chief Financial Officer for Gartner’s North America and Latin America operations, Group Vice President and North American Controller, Director of Finance, Vice President of Finance and Assistant Controller. From August 2017 to January 2019, Mr. Lafond was a member of the board of SiriusDecisions Inc. Mr. Lafond holds a B.A. in Economics from University of Connecticut and an M.B.A. degree from the Columbia University Graduate School of Business.

Mr. Lafond will participate in the Corporation’s non-employee director compensation program. Pursuant to this program, Mr. Lafond will receive a grant of restricted stock units, vesting in one installment, valued at $125,000, based on the fair market value of the Corporation’s common stock on the May 1, 2019 grant date, and a cash retainer of $55,000. Both the equity award and the cash retainer will be prorated for the period of service from the date of Mr. Lafond’s appointment to the Board to the next annual meeting of stockholders.

In connection with his appointment, the Corporation and Mr. Lafond also entered into a Director Indemnification Agreement effective as of April 22, 2019 (the “Director Indemnification Agreement”), in substantially the same form as the indemnification agreements entered into by the other non-employee directors on the Board. The Director Indemnification Agreement will require the Corporation to indemnify Mr. Lafond against certain liabilities that may arise by reason of his status or service as a director of the Corporation, and to advance him the expenses incurred as a result of a proceeding as to which he may be indemnified. The Director Indemnification Agreement is intended to provide rights of indemnification to the fullest extent permitted under the Massachusetts Business Corporation Act and is in addition to any other rights Mr. Lafond may have under the Corporation’s Articles of Organization, its By-laws, and applicable law. The foregoing description of the Director Indemnification Agreement is qualified entirely by reference to the form of Director Indemnification Agreement that was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed on April 11, 2005, and is incorporated herein by reference.

On April 24, 2019, the Corporation issued a press release announcing Mr. Lafond’s appointment to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.	Exhibits

99.1	Press Release issued by the Corporation on April 24, 2019

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: April 24, 2019	By:	/s/ Matthew J. Cushing
Matthew J. Cushing
Vice President, General Counsel and Secretary